UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/14/2008

Genaera Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-19651

DE	13-3445668
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

610.941.4020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 14, 2008, Genaera Corporation (the “Company”) issued a press release announcing a poster presentation of new preclinical data on trodusquemine (MSI-1436), a novel inhibitor of PTP-1B and Genaera’s lead drug candidate for the treatment of type 2 diabetes and obesity, during the 10th Biennial FASEB Summer Research Conference Protein Phosphatases in Snowmass Village, Colorado. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Company’s poster presentation is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated July 14, 2008 - “Genaera Corporation Presents Data on Mechanism of Inhibition of PTP-1B for Trodusquemine (MSI-1436) at Federation of American Societies for Experimental Biology (FASEB) Meeting.”

99.2	Poster Presentation of the Company - “Trodusquemine (MSI-1436), an Allosteric Inhibitor of Protein Tyrosine Phosphatase 1B.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: July 16, 2008	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release of the Company dated July 14, 2008 - “Genaera Corporation Presents Data on Mechanism of Inhibition of PTP-1B for Trodusquemine (MSI-1436) at Federation of American Societies for Experimental Biology (FASEB) Meeting.”

EX-99.2	Poster Presentation of the Company – “Trodusquemine (MSI-1436) , an Allosteric Inhibitor of Protein Tyrosine Phosphatase 1B.”